Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Applied Materials, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-35396; 333-116393; 333-143377; 333-157661; 333-181666; 333-211965; 333-225578; 333-256559; 333-256561; and 333-274195) on Form S-8 and the registration statement (No. 333-257078) on Form S-3ASR of our reports dated December 15, 2023, with respect to the consolidated financial statements of Applied Materials, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
KPMG LLP

Santa Clara, California
December 15, 2023
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